Calculation of Filing Fee Tables
S-8
KIMBERLY CLARK CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock	Other	17,000,000	$ 108.72	$ 1,848,240,000.00	0.000087	$ 160,796.88
2	Equity	Common Stock	Other	3,000,000	$ 108.72	$ 326,160,000.00	0.000087	$ 28,375.92
3	Equity	Common Stock	Other	100,000	$ 108.72	$ 10,872,000.00	0.000087	$ 945.86
Total Offering Amounts:						$ 2,185,272,000.00		$ 190,118.66
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 190,118.66
Offering Note
[1]	Represents (i) 12,000,000 shares of common stock, par value $1.25 per share (the "Common Stock"), of Kimberly-Clark Corporation (the "Registrant") issuable under the Kimberly-Clark Corporation 2021 Equity Participation Plan (the "Plan") pursuant to substitute awards granted in connection with the acquisition (the "Merger") of Kenvue Inc. ("Kenvue") by the Registrant to replace Kenvue awards held by continuing employees of the Registrant and (ii) 5,000,000 shares of Common Stock issuable under the Plan as a result of the Registrant's assumption of certain available plan share reserves of Kenvue in connection with the Merger. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. The 'Proposed Maximum Offering Price Per Unit' and the 'Maximum Aggregate Offering Price' are estimated in accordance with Rule 457(h) under the Securities Act based on the average of the high and low prices of the shares of Common Stock as reported on The Nasdaq Stock Market LLC on October 28, 2026.

[2]	Represents shares of Common Stock issuable pursuant to substitute awards granted in connection with the Merger to replace Kenvue awards held by former employees of Kenvue. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. The 'Proposed Maximum Offering Price Per Unit' and the 'Maximum Aggregate Offering Price' are estimated in accordance with Rule 457(h) under the Securities Act based on the average of the high and low prices of the shares of Common Stock as reported on The Nasdaq Stock Market LLC on October 28, 2026.

[3]	Represents shares of Common Stock issuable pursuant to substitute awards granted in connection with the Merger to replace Kenvue awards held by current and former directors of Kenvue. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. The 'Proposed Maximum Offering Price Per Unit' and the 'Maximum Aggregate Offering Price' are estimated in accordance with Rule 457(h) under the Securities Act based on the average of the high and low prices of the shares of Common Stock as reported on The Nasdaq Stock Market LLC on October 28, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources